Exhibit 4.4

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

BROOKFIELD ASSET MANAGEMENT INC.

Dated as of September 30, 2019

Table of Contents

Page

ARTICLE I - DEFINITIONS	1

1.1	Definitions	1
1.2	Other Definitional and Interpretive Matters	5

ARTICLE II - REGISTRATION RIGHTS	6

2.1	Demand Registration	6
2.2	Piggyback Registrations	8
2.3	Holdback Agreement	10
2.4	Registration Procedures	10
2.5	Suspension of Dispositions	13
2.6	Registration Expenses	13
2.7	Indemnification	14
2.8	Transfer of Registration Rights	17
2.9	Current Public Information	17
2.10	Free Writing Prospectuses	17

ARTICLE III - TERMINATION	17

3.1	Termination	17

ARTICLE IV - MISCELLANEOUS	18

4.1	Notices	18
4.2	Choice of Law; Exclusive Jurisdiction; Waiver of Jury Trial	19
4.3	No Third-Party Beneficiaries	20
4.4	Successors and Assigns	20
4.5	Counterparts	20
4.6	Severability	20
4.7	No Waivers; Amendments	20
4.8	Entire Agreement	20
4.9	Remedies; Specific Performance	21
4.10	Negotiated Agreement	21

Exhibit A	JOINDER AGREEMENT	A-1

- i -

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement, dated as of September 30, 2019 (this “Agreement”), is by and among Brookfield Asset Management Inc., a corporation amalgamated under the laws of the Province of Ontario (and any successor thereto, the “Company”), Oaktree Capital Group Holdings, L.P., a Delaware limited liability partnership (“OCGH”), and the other parties listed on the signature pages hereof as “Holders” who may receive as contemplated herein Class A Limited Voting Shares, no par value (together with the common equity securities of any successor to the Company, the “Class A Shares”), of the Company.

RECITALS

WHEREAS, on March 13, 2019, the Company entered into an Agreement and Plan of Merger by and among the Company, Oaktree Capital Group, LLC (“Oaktree”), Oslo Holdings LLC, Oslo Holdings Merger Sub LLC and Berlin Merger Sub, LLC (the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement, the Company and Oaktree agreed to amend and restate Oaktree’s existing exchange agreement;

WHEREAS, on the date hereof, certain parties hereto will enter into the Third Amended and Restated Exchange Agreement of Atlas Holdings, LLC (“Brookfield”) (as it may be amended, supplemented, restated or otherwise modified the “Exchange Agreement”);

WHEREAS, pursuant to the Exchange Agreement, under certain circumstances, at the Brookfield’s option, the Holders may receive Class A Shares in exchange for limited partnership units of OCGH (an “Exchange”); and

WHEREAS, resales by the Holders of the Class A Shares may be required to be registered under Canadian Securities Laws, the Securities Act and applicable state securities laws, depending upon the status of a Holder or the intended method of distribution of the Class A Shares.

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I - DEFINITIONS

1.1              Definitions.

(a)               For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1; provided, however, that capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Exchange Agreement.

“Affiliate” means, with respect to any Person, any Person who, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with any Person. For the avoidance of doubt, no Senior Service Partner shall be considered an Affiliate of any other Senior Service Partner by virtue of such Senior Service Partner (i) holding Registrable Securities or Exchangeable Units or (ii) also being an Affiliate of the Company or OCGH.

“Automatic Shelf Registration Statement” means an “Automatic Shelf Registration Statement,” as defined in Rule 405 under the Securities Act.

“Available” refers to a Registration Statement as of a date if (i) such Registration Statement is effective for an offering to be made on a delayed or continuous basis, there is no stop order with respect thereto and the Company reasonably believes that such Registration Statement will be continuously available for the resale of all Registrable Securities for the next ten (10) Business Days and (ii) as of such date and continuously for the next ten (10) Business Days, there is not in effect a Suspension Period.

“beneficial ownership” and terms of similar import shall be as defined under and determined pursuant to Rule 13d-3 promulgated under the Exchange Act.

“Business Day” means any day other than (a) a Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or the Province of Ontario or (b) a day on which banking institutions located in the State of New York or the Province of Ontario are authorized or required by law or other governmental action to close.

“Canadian Securities Laws” means all applicable securities laws in each of the provinces and territories of Canada and the respective regulations and rules made under those applicable securities laws, together with all policy statements, instruments, notices, blanket orders and rulings of the Canadian securities commissions or other similar regulatory authorities in each of the provinces and territories of Canada, as the same may hereafter be amended or replaced.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations promulgated by the SEC thereunder.

“Exchangeable Units” has the meaning assigned to such term in the OCGH Partnership Agreement (as defined in the Exchange Agreement).

“Holder” means (i) a securityholder listed on a signature page hereof and (ii) any direct or indirect transferee of any such securityholder, including any securityholder that receives Class A Shares upon a distribution or liquidation of a Holder, who has been assigned the rights of the transferor Holder under this Agreement in accordance with Section 2.8.

“Initial Period” has the meaning assigned to such term in the Exchange Agreement.

“Outstanding Class A Shares” means, at any determination date, the number of Class A Shares actually outstanding at such time.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

“Prospectus” means the prospectus (including any preliminary or final prospectus or Shelf Prospectus), included in any Registration Statement or prepared in accordance with applicable Canadian Securities Laws for the purpose of qualifying Registrable Securities for distribution in any of the provinces or territories of Canada, including all amendments and supplements to such prospectus and all other material incorporated by reference in such prospectus.

“register,” “registered” and “registration” refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the effectiveness of such Registration Statement. With respect to Section 2.2 hereunder, “register,” “registered” and “registration” also refers to the qualification of Registrable Securities under any applicable Canadian Securities Laws by way of a Prospectus for which a final receipt has been issued, for distribution in any of the provinces or territories of Canada.

“Registrable Securities” means Class A Shares issued in an Exchange to a Holder, and any equity securities of the Company issued or issuable with regard to such Class A Shares by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization, in each case unless and until (i) such shares are freely tradeable without volume or other limitations for “affiliates” under Rule 144 and (ii) such Holder, together with all of his, her or its Affiliates, beneficially owns less than 1% of the Outstanding Class A Shares; provided, however, that all Registrable Securities shall cease to be Registrable Securities from and after the date that is one year following the last day of the final Open Period (as defined in the Exchange Agreement) after the Company provides notice of the termination of Open Periods pursuant to Section 2.4 of the Exchange Agreement.

“Registration Expenses” means all expenses (other than Selling Expenses) arising from or incidental to the Company’s performance of or compliance with this Agreement, including: (i) SEC, Financial Industry Regulatory Authority and other registration and filing fees; (ii) all fees and expenses incurred in connection with complying with any securities or blue sky laws (including, fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) all printing, messenger and delivery expenses; (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including, any expenses arising from any special audits or “comfort” letters required in connection with or incident to any registration); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or over-the-counter market on which the Class A Shares are then listed; (vi) the fees and expenses incurred by the Company in connection with any road show for Underwritten Offerings; and (vii) the reasonable fees, charges and disbursements of counsel to the Holders, including, for the avoidance of doubt, any expenses of counsel to the Holders in connection with the filing or amendment of any Registration Statement or Prospectus hereunder; provided that Registration Expenses shall only include the fees and expenses of one firm of counsel to the Holders with respect to any registration or offering, which firm shall be selected by OCGH and be reasonably acceptable to the Company.

“Registration Statement” means any registration statement of the Company that covers the resale of any Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits, financial information and all other material incorporated by reference in such registration statement.

“Required Holders” means Holders who then own beneficially more than 66-2/3% of the aggregate number of Class A Shares subject to this Agreement.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

“Rule 430B” means Rule 430B promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

“SEC” means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations promulgated by the SEC thereunder.

“Selling Expenses” means the underwriting fees, discounts, selling commissions and stock transfer taxes applicable to all Registrable Securities registered by the Holders and any legal expenses of the Holders not included within the definition of Registration Expenses.

“Senior Service Partners” means each of Howard Marks, Bruce Karsh, Jay Wintrob, John Frank, Sheldon Stone, Richard Masson and Larry Keele and any transferee of any of the foregoing so long as such transfer is permitted under the OCGH Partnership Agreement (as defined in the Exchange Agreement).

“Shelf Prospectus” means a shelf prospectus of the Company filed under Canadian Securities Laws for offers and secondary sales of Registrable Securities on a continuous basis.

“Shelf Registration Statement” means a “shelf” registration statement of the Company that covers all the Registrable Securities (and may cover other securities of the Company) on Form S-3, F-3 or F-10 under the Securities Act or, if the Company is not then eligible to file on Form S-3, F-3 or F-10, on Form S-1 or F-1 under the Securities Act, or any successor rule that may be adopted by the SEC, including without limitation any such registration statement filed pursuant to Section 2.1, and all amendments and supplements to such “shelf” registration statement, including post-effective amendments, in each case, including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

“Underwritten Offering” means a registered sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

(b)               For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:

Term	Section
Adverse Effect	2.1(e)
Advice	2.5
Agreement	Introductory Paragraph
Brookfield	Recitals
Class A Shares	Introductory Paragraph
Company	Introductory Paragraph
Company Notice	2.1(c)
Demand Registration	2.1(b)
Demand Request	2.1(c)
Exchange	Recitals
Exchange Agreement	Recitals
Lock-Up Period	2.3
Merger Agreement	Recitals
NI 45-102	2.9
Oaktree	Recitals
OCGH	Recitals
Participating Majority	2.1(d)
Piggyback Maximum Offering Size	2.2(b)
Records	2.4(l)
Requesting Holder	2.1(c)
Resale Prospectus	2.1(a)
Resale Prospectus Request	2.1(a)
Seller Affiliates	2.7(a)
Selling Holder Information	2.7(a)
Suspension Notice	2.5
Suspension Period	2.1(f)
Unallocated Shelf Registration Statement	2.1(a)

1.2              Other Definitional and Interpretive Matters. Unless otherwise expressly provided or the context otherwise requires, for purposes of this Agreement the following rules of interpretation apply.

(a)               When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period is excluded. If the last day of such period is a non-Business Day, the period in question ends on the next succeeding Business Day.

(b)               Any reference in this Agreement to $ means U.S. dollars.

(c)               Any reference in this Agreement to gender includes all genders, and words imparting the singular number also include the plural and vice versa.

(d)               The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and do not affect, and should not be utilized in, the construction or interpretation of this Agreement.

(e)               All references in this Agreement to any “Article” or “Section” are to the corresponding Article or Section of this Agreement.

(f)                The words “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

(g)               The word “including” or any variation thereof means “including, but not limited to,” and does not limit any general statement that it follows to the specific or similar items or matters immediately following it.

(h)               The word “or” is inclusive.

(i)                 For purposes of this Agreement, a concurrent filing of a Registration Statement under the Securities Act and a Prospectus under Canadian Securities Laws will be considered a single filing.

ARTICLE II - REGISTRATION RIGHTS

2.1              Resale Registration; Demand Registration.

(a)               Prior to the first date any Class A Shares are delivered pursuant to the Exchange Agreement, the Company will use reasonable best efforts to prepare and file a Shelf Registration Statement (which Shelf Registration Statement, if on Form F-3 or S-3, shall be an Automatic Shelf Registration Statement if the Company is then eligible to file an Automatic Shelf Registration Statement) registering under the Securities Act for resale the Registrable Securities that may exist from time to time; provided, however, in no event shall any such Shelf Registration Statement be required to become effective prior to the date that is six months following the Merger Closing Date (as defined in the Exchange Agreement)1. Such Shelf Registration Statement may be combined with one or more registration statements filed in connection with the issuance of the Class A Shares in the Exchanges. As permitted pursuant to Rule 430B, the Company may omit in Shelf Registration Statement the names of any Holders that do not beneficially own Registrable Securities at the time of filing of or prior to effectiveness of such Shelf Registration Statement (an “Unallocated Shelf Registration Statement”); provided that the Company includes such disclosures in such Unallocated Shelf Registration Statement as may be required under Rule 430B in order to ensure that Holders of Registrable Securities may be added to such Unallocated Shelf Registration Statement at a later time through the filing of a prospectus supplement or, only if required under SEC rules and regulations, a post-effective amendment (either such prospectus supplement or post-effective amendment, a “Resale Prospectus”). Any Holder who, as of any date following effectiveness of the Shelf Registration Statement, becomes the beneficial owner of Registrable Securities or is to become a beneficial owner of Registrable Securities as the result of a pending Exchange, may request to be named as a selling securityholder in a Resale Prospectus for the resale of up to the maximum amount of such Registrable Securities, and the Company shall use reasonable best efforts to file a Resale Prospectus adding such Holder (and specifying the amount of such Registrable Securities so requested for resale) to such Shelf Registration Statement within ten (10) Business Days after it receives such request (a “Resale Prospectus Request”), provided that the Company may delay the filing of any such Resale Prospectus if such Holder has not complied with Section 2.1(h), to a date up to five (5) Business Days after such Holder has so complied with the provisions of such Section. The Company shall use reasonable best efforts to cause the Shelf Registration Statement (if not an Automatic Shelf Registration Statement) to be declared effective by the SEC as promptly as practicable following such filing, it being understood that an Automatic Shelf Registration Statement shall become automatically effective upon filing with the SEC. The Company shall use reasonable best efforts to keep such Shelf Registration Statement Available, current and effective and shall file such supplements or amendments (including pursuant to any Resale Prospectus Request) to such Shelf Registration Statement (or file a new Shelf Registration Statement (which Shelf Registration Statement, if on Form F-3 or S-3, shall be an Automatic Shelf Registration Statement if the Company is then eligible to file an Automatic Shelf Registration Statement) when such preceding Shelf Registration Statement expires, if at all, pursuant to the rules of the SEC) as may be necessary or appropriate in order to keep such Shelf Registration Statement continuously effective and useable for the resale of all Registrable Securities under the Securities Act; it being understood that such requirement for any Unallocated Shelf Registration Statement to be “useable” shall be limited to the Registrable Securities for which the Company has received a Resale Prospectus Request and in respect of which the Company has filed a Resale Prospectus as described above. Any Shelf Registration Statement when it becomes effective (including the documents incorporated therein by reference) will comply in all material respects as to form with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

1 Note to Draft: To discuss with respect to closing timing and anticipated first delivery date.

(b)               Any Holder of Registrable Securities that holds, together with his, her or its Affiliates, more than 1% of the Outstanding Class A Shares may request to sell 1% or more of the Outstanding Class A Shares held by such Holder of Registrable Securities and his, her or its Affiliates in an Underwritten Offering that is registered pursuant to a Shelf Registration Statement (a “Demand Registration”); provided, however, for the avoidance of doubt, the foregoing shall not apply to requests by any Holder (i) holding, together with his, her or its Affiliates, less than 1% of the Outstanding Class A Shares, and/or (ii) requesting to sell less than 1% of the Outstanding Class A Shares; provided, further, that only one such demand, in the aggregate, may be made in any 12-month period by the Holders of Registrable Securities.

(c)               All requests (a “Demand Request”) for Demand Registrations shall be made by the Holder or Holders making such request (the “Requesting Holder”) by giving written notice to the Company. Each Demand Request shall specify (i) the approximate number of Registrable Securities to be sold in the Demand Registration, (ii) the intended method of distribution and (iii) the identity of the Requesting Holders. Within five (5) Business Days after receipt of any Demand Request, the Company shall send written notice of such requested Demand Registration to all other Holders of Registrable Securities (the “Company Notice”) and shall include in such Demand Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) Business Days after sending the Company Notice.

(d)               In connection with a Demand Registration, the Requesting Holder(s) shall select one or more nationally prominent firms of investment bankers reasonably acceptable to the Company to act as the lead managing underwriter or underwriters in connection with such Underwritten Offering. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement with such underwriter or underwriters in accordance with Section 2.1(g). The Company shall not, without the written consent of the Participating Majority (as defined below), include in such Demand Registration any securities other than those beneficially owned by the participating Holders. The “Participating Majority” shall mean, with respect to any particular Underwritten Offering, the Holder(s) of a majority of the Registrable Securities requested to be included in such Underwritten Offering (or, if the participating Senior Service Partners do not constitute such a majority, OCGH).

(e)               If the managing underwriter or underwriters for such Underwritten Offering advise the Company and the participating Holders in writing that, in their opinion, marketing factors require a limitation of the amount of securities to be underwritten (including Registrable Securities) because the amount of securities to be underwritten is likely to have an adverse effect on the price, timing or the distribution of the securities to be offered (an “Adverse Effect”), then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the amount of Registrable Securities that may be included in such Underwritten Offering shall be allocated among participating Holders, (i) first among the participating Holders as nearly as possible on a pro rata basis based on the total amount of Registrable Securities and Exchangeable Units held by such Holders and (ii) second to the extent all Registrable Securities requested to be included in such Underwritten Offering by the participating Holders have been included, to any securities to be included with the written consent of the Participating Majority pursuant to the previous sentence allocated on such basis as the Company shall determine.

(f)                The Company shall be entitled to suspend, for a period of time (each, a “Suspension Period”), the use of any Registration Statement or Prospectus and shall not be required to amend or supplement the Registration Statement, any related Prospectus or any document incorporated therein by reference if (i) an offering pursuant to this Section 2.1 would (A) require the Company to, or make advisable for the Company to, disclose material non-public information based on the advice of counsel, and such disclosure would not be in the best interests of the Company as determined by the Company in good faith, (B) interfere with a material bona fide financing, acquisition, disposition, investigation, corporate reorganization, merger or similar transaction by the Company, or (C) occur during the Company’s customary quarterly corporate governance blackout period or (ii) the board of directors, chief executive officer or chief financial officer of the Company determines in its or his or her reasonable good faith judgment that the Registration Statement or any Prospectus may contain an untrue statement of a material fact or may omit any fact necessary to make the statements in the Registration Statement or Prospectus not misleading; provided, however, in the case of clause (ii), that the Company shall use its good faith efforts to amend the Registration Statement or Prospectus to correct such untrue statement or omission as promptly as reasonably practicable; provided, further, that other than the Company’s customary quarterly corporate governance blackout periods, such blackouts in any 12-month period shall not exceed more than 90 aggregate days or more than one blackout in any 6-month period. Each Holder acknowledges and agrees that it will notify the Company at least two (2) Business Days prior to any proposed resale of Registrable Securities pursuant to an effective Shelf Registration Statement that does not constitute a Demand Request; provided, that, (x) such Registrable Securities were acquired in a transaction registered under the Securities Act, and (y) such resale occurs following the scheduled closing of the Open Period (as defined in the Exchange Agreement) during which such Registrable Securities were delivered to such Holder. Upon receipt of such notice of proposed resale or upon receipt of a Demand Request, the Company will give notice of any Suspension Period to such Holder(s), and each Holder acknowledges and agrees that (i) such notice may constitute material non-public information regarding the Company and shall keep the existence and contents of any such notice confidential, and (ii) any further actions taken by the Holder or the Company to realize such proposed resale or such Demand Request will be postponed until the Company has confirmed that the applicable Suspension Period has ended.

(g)               If requested by the underwriters for an Underwritten Offering, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be in form and substance (including with respect to representations and warranties by the Company) as is customarily given by the Company to underwriters in an underwritten public offering, and to contain indemnities to the effect and to the extent provided in Section 2.7. The Holders of Registrable Securities participating in the Underwritten Offering shall be parties to such underwriting agreement; provided, however, that no such Holder shall be required to (i) make any representations or warranties in connection with any such registration other than representations and warranties as to (A) such Holder’s ownership of his or its Registrable Securities to be sold or transferred free and clear of all liens, claims and encumbrances, (B) such Holder’s power and authority to effect such transfer and (C) such matters pertaining to compliance with securities laws as may be reasonably requested or (ii) undertake any indemnification obligations to the Company or the underwriters with respect thereto except as otherwise provided in Section 2.7. No Holder may participate in the Underwritten Offering unless such Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement and reasonably acceptable to the Participating Majority. Each participating Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also be made to and for such participating Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations.

(h)               Any Holder named in a Shelf Registration Statement or in any Resale Prospectus pursuant to a Resale Prospectus Request will deliver any questionnaires or other information reasonably requested by the Company as necessary to enable it pursuant to SEC rules and regulations to list such Holder as a selling Holder therein in respect of such Holder’s Registrable Securities (to the extent provided in any Resale Prospectus Request, as applicable).

2.2              Piggyback Registrations.

(a)               If the Company proposes (i) to register any of its Class A Shares under the Securities Act or (ii) to qualify any of its Class A Shares under any applicable Canadian Securities Laws for sale to the public, in each case other than to effectuate an exchange offer or any employee benefit or dividend reinvestment plan, the Company shall give reasonably prompt written notice to each Holder of Registrable Securities, which notice shall offer each such Holder the opportunity, to the extent reasonably practicable, to include any or all of its or his or her Registrable Securities in such Registration Statement or Prospectus, subject to the limitations contained in Section 2.2(b) hereof. Each Holder who desires to have its or his or her Registrable Securities included in such Registration Statement or Prospectus shall so advise the Company in writing (stating the number of Registrable Securities desired to be registered or sold) within five (5) days after the date of such notice from the Company (or within one (1) Business Day in the case of a “bought deal” financing). Any Holder shall have the right to withdraw such Holder’s request for inclusion of such Holder’s Registrable Securities in any such registration pursuant to this Section 2.2(a) by giving written notice to the Company of such withdrawal, provided, however, that such request is made prior to the execution of an underwriting agreement (or similar agreement) with respect to such offering. Subject to Section 2.2(b) below, the Company shall include in such registration all such Registrable Securities so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other Class A Shares originally proposed to be registered or sold. For the avoidance of doubt, any registration or offering pursuant to this Section 2.2 shall not be considered a Demand Registration for purposes of Section 2.1 of this Agreement.

(b)               With respect to any registration pursuant to Section 2.2(a) that occurs by way of an Underwritten Offering, if the managing underwriter(s) advises the Company that, in their opinion, the inclusion of Registrable Securities requested to be included will have an Adverse Effect on the offering (the “Piggyback Maximum Offering Size”), the Company shall include in such registration Class A Shares in the following priority, up to the Piggyback Maximum Offering Size: (i) first, all such Class A Shares proposed to be registered for the account of the Company; (ii) second, all Registrable Securities requested to be included in such registration by any Holders up to the Piggyback Maximum Offering Size (the Registrable Securities in this clause (ii) allocated, if necessary for the Underwritten Offering not to exceed the Piggyback Maximum Offering Size, among the participating Holders as nearly as possible on a pro rata basis based on the total amount of Registrable Securities and Exchangeable Units held by such Holders); and (iii) third, any Class A Shares requested to be included by any other securityholder(s) of the Company, on such basis as the Company and such other securityholder(s) may agree. If, as a result of the provisions of this Section 2.2(b), any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder’s request to include Registrable Securities in such registration. No Person may participate in any registration pursuant to Section 2.2(a) unless such Person (i) agrees to sell such Person’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents, each in customary form, reasonably required under the terms of such underwriting arrangements; provided, however, that no such Person shall be required to (A) make any representations or warranties in connection with any such registration other than representations and warranties as to (1) such Person’s ownership of its or his or her Registrable Securities to be sold or transferred free and clear of all liens, claims and encumbrances, (2) such Person’s power and authority to effect such transfer and (3) such matters pertaining to compliance with securities laws as may be reasonably requested or (B) undertake any indemnification obligations to the Company or the underwriters with respect thereto except as otherwise provided in Section 2.7.

2.3              Holdback Agreement. In connection with any Underwritten Offering, the Company (and, if reasonably required by the managing underwriter(s), the Company’s directors and executive officers) and each Holder that has the opportunity to participate in such Underwritten Offering agrees to be bound by customary restrictions on the sale, disposition, distribution, hedging or other transfer of equity securities of the Company (except with respect to such Registrable Securities as are proposed to be offered pursuant to such Underwritten Offering) or any securities convertible into or exchangeable or exercisable for such securities, for the period commencing on and ending up to 60 days following the date of pricing of such Underwritten Offering (the “Lock-Up Period”), subject to customary exceptions to be agreed between the Company and the underwriters.

2.4              Registration Procedures. The Company shall endeavor in good faith to remain eligible to use Form F-3, Form S-3 or Form F-10. If and whenever the Company is required to use reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2.1, the Company shall:

(a)               if the Registration Statement is not automatically effective upon filing, use reasonable best efforts to cause such Registration Statement to become effective as promptly as reasonably practicable;

(b)               promptly notify each selling Holder, promptly after the Company receives notice thereof, of the time when such Registration Statement has become effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

(c)               after the Registration Statement becomes effective, promptly notify each selling Holder of any request by the SEC that the Company amend or supplement such Registration Statement or Prospectus;

(d)               prepare and file with the SEC and applicable Canadian provincial securities regulators such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be reasonably necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act and Canadian Securities Laws with respect to the disposition of all Registrable Securities covered by the Registration Statement for the period required to effect the distribution of the Registrable Securities as set forth in Section 2.1 hereof;

(e)               furnish to the selling Holders such numbers of copies of such Registration Statement, each amendment and supplement thereto, each Prospectus (including each preliminary Prospectus and Prospectus supplement) and such other documents as the Holder and any underwriter(s) may reasonably request in order to facilitate the disposition of the Registrable Securities;

(f)                use its reasonable best efforts to register or qualify the Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested in writing by the Holders and any managing underwriter(s) and do any and all other acts and things that may be reasonably necessary or advisable to enable the Holders and any managing underwriter(s) to consummate the disposition of the Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act, or subject itself to taxation in any such jurisdiction, unless the Company is already subject to taxation in such jurisdiction;

(g)               use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange and over-the-counter market (if any) on which the Class A Shares are then listed;

(h)               provide a transfer agent and registrar for the Registrable Securities and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of the Registration Statement;

(i)                 in the event of any Underwritten Offering, use its reasonable best efforts to furnish, on the date that shares of Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters by the Company in an underwritten public offering, addressed to the underwriters, and (ii) a letter dated as of such date, from the independent public accountants of the Company, in form and substance as is customarily given by independent public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(j)                 if requested by the Holders, cooperate with the Holders and the managing underwriter (if any) to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under the Registration Statement, and enable such securities to be in such denominations and registered in such names as such Holders or the managing underwriter (if any) may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such Registration Statement a supply of such certificates;

(k)               in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in form and substance as is customarily given by the Company to underwriters in an underwritten public offering, with the underwriter(s) of such offering;

(l)                 upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company (collectively, “Records”), and use reasonable best efforts to cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such selling Holder, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such Registration Statement and to conduct appropriate due diligence in connection therewith; provided, Records shall not be disclosed by any such recipient, unless the release of such Record is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is otherwise required by applicable law. The Company shall not be required to provide any information under this subparagraph 2.4(l) if the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such Records. Each Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates (other than with respect to such Holders’ due diligence) unless and until such information is made generally available to the public, and further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, to the extent permitted and to the extent practicable it shall give notice to the Company and allow the Company to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(m)             promptly notify the selling Holders and any underwriter(s) of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, and in the event of the issuance of any stop order suspending the effectiveness of such Registration Statement, or of any order of the SEC or any Canadian provincial securities regulator suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction, use its reasonable best efforts to obtain promptly the withdrawal of such order;

(n)               promptly notify the selling Holders (after receipt of notice from any selling Holders that they plan to use an effective Shelf Registration Statement for a resale of Registrable Securities pursuant to Section 2.1(a) hereof or after the receipt of a Demand Request) and any underwriter(s) at any time when a Prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of any Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus, or a revised Prospectus, as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made (following receipt of any supplement or amendment to any Prospectus, the selling Holders shall deliver such amended, supplemental or revised Prospectus in connection with any offers or sales of Registrable Securities, and shall not deliver or use any Prospectus not so supplemented, amended or revised);

(o)               promptly notify the selling Holders and any underwriter(s) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

(p)               make available to each Holder such number of conformed copies of such Registration Statement and any amendment thereto, each preliminary Prospectus and Prospectus and each amendment or supplement thereto, as any Holder or any underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities. The Company will promptly notify the Holders of the effectiveness of each Registration Statement or any post-effective amendment or the filing of any supplement or amendment to such Registration Statement or of any Prospectus supplement. The Company will promptly respond to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request, if necessary, as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review or, in the case of a Registration Statement on Form F-10, upon final receipt from the applicable Canadian securities regulator;

(q)               take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, that, to the extent that any prohibition is applicable to the Company, the Company will take all reasonable action to make any such prohibition inapplicable;

(r)                in connection with an Underwritten Offering, use reasonable best efforts to cause its officers to assist and cooperate in the marketing of the Registrable Securities covered by such offering (including participation in “road shows” or other similar marketing efforts); and

(s)                take all such other actions as are reasonably necessary in order to facilitate the disposition of such Registrable Securities.

2.5              Suspension of Dispositions. Each Holder agrees by acquisition of any Registrable Securities that, upon receipt of any notice (a “Suspension Notice”) from the Company of the happening of any event of the kind described in Section 2.4(n) such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus, or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and the period from and including the date of the giving of a Suspension Notice to and including the date each Holder either receives the supplemented or amended Prospectus or receives the Advice shall count as a Suspension Period. The Company shall extend the period of time during which the Company is required to maintain the Registration Statement effective pursuant to this Agreement by the number of days of such period and any other Suspension Period. If so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. The Company shall use its reasonable best efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable. The Holders acknowledge and agree that receipt of a Suspension Notice may constitute material non-public information regarding the Company and shall keep the existence and contents of any such Suspension Notice confidential.

2.6              Registration Expenses. All Registration Expenses shall be borne by the Company. In addition, for the avoidance of doubt, the Company shall pay its internal expenses in connection with the performance of or compliance with this Agreement (including, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed. All Selling Expenses relating to Registrable Securities registered shall be borne by the respective Holders of such Registrable Securities.

2.7              Indemnification.

(a)               The Company agrees to indemnify and reimburse, to the fullest extent permitted by law, each Holder that is a seller of Registrable Securities, and each of its employees, advisors, agents, representatives, partners, officers, and directors and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Holder and any agent or investment advisor thereof (collectively, the “Seller Affiliates”) against any and all losses, claims, damages, liabilities and expenses, joint or several (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses, except as limited by Section 2.7(c)), based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of a Prospectus, in the light of the circumstances in which they were made); except in the case of the foregoing insofar as (A) any such statements are made in reliance upon Selling Holder Information (as defined herein) furnished to the Company in writing by such Holder or any Seller Affiliate expressly for use therein, (B) during the Initial Period, to the extent any such statements relate to OCGH or any of its subsidiaries or (C) any amounts paid in settlement of any claim have been paid if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Each of the parties hereto hereby acknowledge and agree that, unless otherwise expressly agreed in writing by such Holder to the contrary, for all purposes of this Agreement, the only information furnished or to be furnished to the Company by any Holder or any of its Seller Affiliates for use in any Registration Statement or Prospectus or any amendment thereof or supplement thereto are statements relating to such Holder’s or Seller Affiliate’s beneficial ownership of securities of the Company and the name and address of such Holder or Seller Affiliate (such information, the “Selling Holder Information”).

(b)               In connection with any Registration Statement or Prospectus in which a Holder that is a seller of Registrable Securities is participating, each such Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus, as applicable, and, to the fullest extent permitted by law, each such seller will indemnify the Company and each of its employees, advisors, agents, representatives, partners, directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act and excluding such Holder or any Seller Affiliate) and any agent or investment advisor thereof against any and all losses, claims, damages, liabilities and expenses (including, reasonable fees and disbursements of one counsel, except as limited by Section 2.7(c)) resulting from or based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus, as applicable, or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of a Prospectus, in the light of the circumstances in which they were made), but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any Selling Holder Information and (ii) any order made or inquiry, investigation or proceedings commenced or threatened by any applicable securities regulatory authority, court or other competent authority based upon (A) any untrue statement or alleged untrue statement or omission or alleged omission based upon any information or affidavit furnished by such Holder or any of its Seller Affiliates in writing specifically for inclusion in the Registration Statement or Prospectus, or any amendments or supplements thereto, or (B) such Holder’s failure to deliver to a purchaser of Registrable Securities a copy of the Registration Statement or Prospectus, as applicable, or any amendments or supplements thereto, or to otherwise comply with the Securities Act, the Exchange Act or Canadian Securities Laws, as applicable, in a manner which is not a result of a failure or alleged failure of the Company to comply with the Securities Act, the Exchange Act or Canadian Securities Laws, as applicable, except insofar as caused by the Company’s or any underwriter’s failure to comply with such applicable securities laws; provided that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Securities, and the liability of each such seller of Registrable Securities will be in proportion to the amount of Registrable Securities registered by them, and, provided, further, that such liability will be limited to the net amount received by such seller from the sale of Registrable Securities pursuant to such Registration Statement or Prospectus or offering, as applicable; provided, however, that such seller of Registrable Securities shall not be liable in any such case to the extent that prior to the filing of any such Registration Statement or Prospectus, as applicable, or amendment thereof or supplement thereto, such seller has furnished in writing to the Company information expressly for use in such Registration Statement or Prospectus, as applicable, or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company.

(c)               Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party, acting reasonably; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (i) the indemnifying party has agreed to pay such fees or expenses or (ii) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the indemnified party without any admission of liability or imposition of any expense, judgment, fine, penalty, obligation or limitation on the part of such indemnified party or (ii) the indemnified party otherwise consents in writing (which consent will not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

(d)               Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 2.7(a) or Section 2.7(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.7(d) were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 2.7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 2.7(c), defending any such action or claim. Notwithstanding the provisions of this Section 2.7(d), no Holder shall be required to contribute an amount greater than the dollar amount by which the net proceeds received by such Holder with respect to the sale of any Registrable Securities exceeds the amount of damages which such Holder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any Registration Statement or Prospectus or any amendment thereof or supplement thereto related to such sale of Registrable Securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations in this Section 2.7(d) to contribute shall be several in proportion to the amount of Registrable Securities registered by them and not joint.

If indemnification is available under this Section 2.7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.7(a) and Section 2.7(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.7(d) subject, in the case of the Holders, to the limited dollar amounts set forth in Section 2.7(b).

(e)               The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

2.8              Transfer of Registration Rights. All or any portion of the registration rights of a Holder under this Agreement with respect to any Registrable Securities may be transferred or assigned to any purchaser or transferee of Registrable Securities that is an Affiliate of the transferor; provided, however, that (i) such Holder shall give the Company written notice prior to the time of such transfer stating the name and address of the transferee and identifying the Registrable Securities with respect to which the rights under this Agreement are being transferred; (ii) such transferee shall execute and deliver to the Company a joinder agreeing to be bound as a Holder by the provisions of this Agreement, substantially in the form of Exhibit A hereto, and in connection therewith, shall consent to and cooperate with the Company in providing information required in any amendment or supplement to any Registration Statement and/or Prospectus as may be necessary to permit the offering and sale of Registrable Securities by such transferee; and (iii) immediately following such transfer the further disposition of such Registrable Securities by such transferee shall be restricted to the extent set forth under applicable law.

2.9              Current Public Information. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 promulgated under the Securities Act and other rules and regulations of the SEC that may at any time permit a Holder of Registrable Securities to sell securities of the Company to the public without registration, the Company covenants that it will use its reasonable best efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, (ii) furnish to any Holder upon reasonable request a statement as to the Company’s compliance with the reporting requirements of the Exchange Act and (iii) take such further action as may be necessary or appropriate in connection with the removal of any restrictive legend on the Registrable Securities being sold in accordance with Rule 144 or otherwise in compliance with applicable securities laws.

At any time that a Holder seeks to rely on the provisions of National Instrument 45-102 – Resale of Securities, or any successor instrument promulgated by the Canadian provincial securities regulators (“NI 45-102”) to resell its Registrable Securities under Canadian Securities Laws, the Company shall ensure that the Company is not in default of Canadian Securities Laws of the Canadian jurisdictions in which the Company is a “reporting issuer” under Canadian Securities Laws and otherwise take such steps as are required to satisfy the other requirements of NI 45-102.

2.10          Free Writing Prospectuses. The Company shall not permit any officer, director, underwriter, broker or any other Person acting on behalf of the Company to use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with any registration statement covering Registrable Securities, without the prior written consent of each participating Holder and any underwriter. No Holder shall, or permit any officer, manager, underwriter, broker or any other Person acting on behalf of such Holder to use any free writing prospectus in connection with any registration statement covering Registrable Securities, without the prior written consent of the Company.

ARTICLE III - TERMINATION

3.1              Termination. The Agreement will be effective as of the Merger Closing Date and shall terminate and be of no further force and effect upon (a) the date when there shall no longer be any Registrable Securities outstanding and no Class A Shares are issuable under the Exchange Agreement that would be Registrable Securities or (b) with respect to a Holder, by written notice at any time by such Holder to the Company.

ARTICLE IV - MISCELLANEOUS

4.1              Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered by hand, by facsimile transmission or electronic mail transmission, or by certified or registered mail, postage prepaid and return receipt requested. Notices shall be deemed to have been given upon delivery, if delivered by hand, three days after mailing, if mailed, and upon receipt of an appropriate electronic confirmation, if delivered by facsimile or electronic mail transmission. Notices shall be delivered to the parties at the addresses set forth below:

if to the Company:

Brookfield Asset Management Inc.
181 Bay Street
Toronto, Ontario
M5J 2T3
Attention: Jessica Diab (Legal & Regulatory)
Email: [***Redacted – Personally Identifying Information***].

with copies to (which shall not constitute notice):

Weil, Gotshal & Manges LLP
767 5th Avenue
New York, New York 10153
Attention:      Michael J. Aiello, Matthew J. Gilroy and

Eoghan P. Keenan

Email:              [***Redacted – Personally Identifying Information***].

and

Torys LLP

79 Wellington St. W., Box 270, TD South Tower

Toronto, Ontario M5K 1N2 Canada

Attention: Karrin Powys-Lybbe

Email: [***Redacted – Personally Identifying Information***].

if to OCGH:

Oaktree Capital Group Holdings, L.P.
333 Grand Avenue, 28th Floor
Los Angeles, California 90071
Attention: Todd Molz, General Counsel and Chief Administrative

Officer
Email: [***Redacted – Personally Identifying Information***].

with copies to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Elizabeth A. Cooper, Benjamin P. Schaye, Thomas A. Wuchenich and Daniel N Webb.
Email: [***Redacted – Personally Identifying Information***].

If to any Holder, at its address listed on the signature pages hereof.

Any party may from time to time change its address or designee for notification purposes by giving the other parties prior notice in the manner specified above of the new address or the new designee and the subsequent date upon which the change shall be effective.

4.2              Choice of Law; Exclusive Jurisdiction; Waiver of Jury Trial.

(a)               This Agreement shall be constructed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the State of Delaware without regard to principles of conflicts of law that would result in the application of the substantive law of another jurisdiction.

(b)               All actions and proceedings for the enforcement of or based on, arising out of or relating to this Agreement shall be heard and determined exclusively in the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over the particular matter, any other court of the State of Delaware, or any federal court sitting in the State of Delaware), and each of the parties hereto hereby (i) irrevocably submits to the exclusive jurisdiction of such courts (and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding, (ii) irrevocably waives the defense of an inconvenient forum to the maintenance of any such action or proceeding, (iii) agrees that it shall not bring any such action in any court other than the Court of Chancery of the State of Delaware (or, only if the Delaware Court of Chancery declines to accept jurisdiction over the particular matter, any other court of the State of Delaware, or any federal court sitting in the State of Delaware), and (iv) irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at the Company is to receive notice in accordance with Section 4.1. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(c)               Each of the parties hereto hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or related to this Agreement.

4.3              No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement; provided, however, the parties hereto hereby acknowledge that the Seller Affiliates are express third-party beneficiaries of the obligations of the parties hereto set forth in Section 2.7.

4.4              Successors and Assigns. Each Holder may assign all or a portion of its rights hereunder in accordance with Section 2.8; provided that such transferee shall only be admitted as a party hereunder and become a Holder upon its, his or her execution and delivery of a joinder agreement pursuant to which such transferee agrees to be bound by the terms and conditions of this Agreement as if such Person were a Holder party hereto; whereupon such Person will be treated as a Holder for all purposes of this Agreement, with the same rights, benefits and obligations hereunder as the transferring Holder with respect to the transferred Registrable Securities. Except as provided in the immediately preceding sentence, neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Any attempted assignment in violation of this Section 4.4 shall be void.

4.5              Counterparts. This Agreement may be executed by the parties in separate counterparts (including by means of executed counterparts delivered via facsimile or other electronic means), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.6              Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions shall not in any way be affected or impaired thereby.

4.7              No Waivers; Amendments.

(a)               No failure or delay on the part of the Company or any Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Holder at law or in equity or otherwise.

(b)               Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Holders.

(c)               Any amendment, waiver, consent or election, and the exercise of any remedy, under or in respect of this Agreement by any Holder (other than any Senior Service Partner) shall be exercised exclusively by OCGH as Attorney-in-Fact for such Holder.

4.8              Entire Agreement. This Agreement and the other writings referred to herein or therein or delivered pursuant hereto or thereto, contain the entire agreement between the Holders and the Company with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

4.9              Remedies; Specific Performance.

(a)               Each Holder shall have all rights and remedies reserved for such Holder pursuant to this Agreement and all rights and remedies which such Holder has been granted at any time under any other agreement or contract and all of the rights which such Holder has under any law or equity. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or equity.

(b)               The parties hereto recognize and agree that money damages may be insufficient to compensate the Holders of any Registrable Securities for breaches by the Company of the terms hereof and, consequently, that the equitable remedies of injunctive relief and of specific performance of the terms hereof will be available in the event of any such breach. If any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

4.10          Negotiated Agreement. This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to the construction or interpretation hereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

BROOKFIELD ASSET MANAGEMENT INC.

By:	/s/ Justin Beber
Name: Justin Beber
Title: Chief Legal Officer

OAKTREE CAPITAL GROUP HOLDINGS, L.P.

By:	OAKTREE CAPITAL GROUP HOLDINGS GP, LLC, its General Partner

By:	/s/ Todd Molz
Name: Todd Molz
Title: General Counsel and Chief Administrative Officer

By:	/s/ Richard Ting
Name: Richard Ting
Title: Managing Director Associate General Counsel

EACH HOLDER OF EXCHANGEABLE UNITS

By:	OAKTREE CAPITAL GROUP HOLDINGS, L.P., as Attorney-in-Fact

By:	OAKTREE CAPITAL GROUP HOLDINGS GP, LLC, its General Partner

By:	/s/ Todd Molz
Name: Todd Molz
Title: General Counsel and Chief Administrative Officer

By:	/s/ Richard Ting
Name: Richard Ting
Title: Managing Director Associate General Counsel

Exhibit A

JOINDER AGREEMENT

This Joinder Agreement is made this __ day of __________, 20___, by and between __________________ (the “New Holder”) and Brookfield Asset Management Inc., a corporation amalgamated under the laws of the Province of Ontario (and any successor thereto, the “Company”), pursuant to a Registration Rights Agreement dated as of September 30, 2019 (the “Agreement”), by and among the Company, OCGH and the Holders. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WITNESSETH:

WHEREAS, the Company has agreed to provide registration rights with respect to the Registrable Securities as set forth in the Agreement; and

WHEREAS, the New Holder has acquired Registrable Securities directly or indirectly from a Holder; and

WHEREAS, the Company and the Holders have required in the Agreement that each new Holder must enter into an Joinder Agreement binding the New Holder to the Agreement to the same extent as if it were an original party thereto;

NOW, THEREFORE, in consideration of the mutual promises of the parties, the New Holder acknowledges that it has received and read the Agreement and that the New Holder shall be bound by, and shall have the benefit of, all of the terms and conditions set out in the Agreement to the same extent as if it were an original party to the Agreement as a Holder [and a Senior Service Partner] thereunder.

New Holder

Address:

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AGREED TO on behalf of the Company pursuant to Section 2.8 of the Agreement.

BROOKFIELD ASSET MANAGEMENT INC.

By:
Printed Name and Title

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